Exhibit 23.1

Deloitte & Touche, LLP
Assurance and Advisory Services
1 Place Ville-Marie
Suite 3000
Montreal QC H3B 4T9
Canada

Tel.: (514) 393-7115
Fax: (514) 390-4113
www.deloitte.ca





Independent Auditors' Consent



We consent to the use in this Registration Statement on Form 10 of our report dated March 25, 2002 with respect to the audited consolidated financial statements of Consoltex Holdings Inc. for the years ended December 31, 2001 and 2000.



/s/ DELOITTE & TOUCHE LLP
May 17, 2002